     As filed with the Securities and Exchange Commission on July 30, 1999
                              Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                 RiboGene, Inc
             (Exact name of registrant as specified in its charter)

       Delaware                                        94-3095154
(State of Incorporation)                   (I.R.S. Employer Identification No.




       26118 Research Road, Hayward, California 94545   (510) 732-5551
                    (Address of principal executive offices)



                     1998 Non-Officer Equity Incentive Plan
                     1997 Equity Incentive Plan, as amended


                     ---------------------------------------
                            (Full title of the plans)

       26118 Research Road, Hayward, California 94545   (510) 732-5551
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------


                                   Copies to:
                             Robert J. Brigham, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               3000 El Camino Real
                           Palo Alto, California 94304
                                 (650) 843-5000



                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================== ====================== ========================= ========================== =========================
 TITLE OF SECURITIES TO        AMOUNT TO BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM        AMOUNT OF REGISTRATION
      BE REGISTERED             REGISTERED           OFFERING PRICE PER     AGGREGATE OFFERING PRICE             FEE
                                                           SHARE

Stock Options and             700,000 shares                   $1.75  (1)                $1.75(1)                 $422.41
Common Stock (par             600,000 shares                   $2.9375(2)        $1,762,500.00(2)                 $607.76
 value $.001)
========================== ====================== ========================= ========================== =========================

 (1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the bid and asked prices of Registrant's Common Stock on July 27, 1999 as reported on the American Stock Exchange.

(2) The price per share and aggregate offering price are based upon the closing price of Registrant's Common Stock on December 3, 1998 as reported on the American Stock Exchange.

                                       2.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by RiboGene, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the year ended December 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

         (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

                            DESCRIPTION OF SECURITIES

Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its directors and officers to the fullest extent permitted by
Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and, with respect to any criminal action, they had no reasonably cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate liability for breach of a director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director derived an improper personal benefit or for any willful or negligent payment of any unlawful dividend or any unlawful stock purchase agreement or redemption.

         The Registrant has entered into agreements with its directors and executive officers that which provide for indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance. The Registrant has purchased an insurance policy covering the officers and directors of the Registrant with respect to certain liabilities arising under the Securities Act or otherwise.



                       EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.



                                       1.

                                    EXHIBITS


EXHIBIT
NUMBER
--------

   5.1   Opinion of Cooley Godward LLP.

  23.1   Consent of Ernst & Young LLP, Independent Auditors.

  23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

  24.1   Power of Attorney is contained on the signature pages.

  99.1   1997 Equity Incentive Plan, as amended (the "1997 Plan")

  99.2   Form of Stock Option Agreement used in connection with the 1997 Plan.

  99.3   1998 Non-Officer Equity Incentive Plan (the "1998 Plan")

  99.4   Form of Incentive Stock Option Agreement under the 1998 Plan

  99.5   Form of Nonstatutory Stock Option Agreement under the 1998 Plan


                                  UNDERTAKINGS

1.       The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                       2.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                       3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on July 30, 1999.

                                          RIBOGENE, INC.


                                           By: /s/ Charles J. Casamento
                                              --------------------------------
                                              Charles J. Casamento
                                              President, Chief Executive Officer
                                              and Chairman


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles J. Casamento and Timothy E. Morris, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURE                          TITLE                                   DATE
/s/ Charles J. Casamento           President, Chief Executive Officer      July 30, 1999
--------------------------         and Chairman (Principal Executive
Charles J. Casamento               Officer)


/s/ Timothy E. Morris              Vice President, Finance &               July 30, 1999
--------------------------         Administration and Chief Financial
Timothy E. Morris                  Officer (Principal Financial and
                                   Accounting Officer)


/s/ Digby W. Barrios               Director                                July 30, 1999
--------------------------
Digby W. Barrios


/s/ Frank J. Sasinowski            Director                                July 30, 1999
--------------------------
Frank J. Sasinowski


/s/ Jon S. Saxe                    Director                                July 30, 1999
--------------------------
Jon S. Saxe


/s/ Roger Stoll                    Director                                July 30, 1999
--------------------------
Roger Stoll


                                       4.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
--------

   5.1   Opinion of Cooley Godward LLP.

  23.1   Consent of Ernst & Young LLP, Independent Auditors.

  23.2   Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

  24.1   Power of Attorney is contained on the signature pages.

  99.1   1997 Equity Incentive Plan, as amended (the "1997 Plan")

  99.2   Form of Stock Option Agreement used in connection with the 1997 Plan.

  99.3   1998 Non-Officer Equity Incentive Plan (the "1998 Plan")

  99.4   Form of Incentive Stock Option Agreement under the 1998 Plan

  99.5   Form of Nonstatutory Stock Option Agreement under the 1998 Plan


                                       5.